Exhibit 99.1

Immuneering Announces $25 Million Private Placement

CAMBRIDGE, Mass., August 21, 2025 – Immuneering Corporation (Nasdaq: IMRX), a clinical-stage oncology company focused on keeping cancer patients alive, today announced that it has entered into a definitive securities purchase agreement for a private placement of securities to top-tier institutional and other accredited investors, that is expected to result in up front gross proceeds to the Company of approximately $25 million, before deducting fees and expenses. The closing of the private placement is subject to customary closing conditions and is expected to occur on or about August 26, 2025.

“We are excited to announce updated Overall Survival (OS) and Progression-Free Survival (PFS) data from our ongoing Phase 2a trial of atebimetinib in combination with mGnP in first-line pancreatic cancer patients, planned in the coming weeks. In June, we reported an exceptional 94% OS observed at 6 months in first-line pancreatic cancer patients treated with atebimetinib in combination with mGnP. To put that in perspective, in the pivotal study of standard of care GnP, the 6-month OS was only 67%, and dropped rapidly to only 50% by 8.5 months,” said Ben Zeskind, Ph.D., Co-founder and Chief Executive Officer of Immuneering. “Our exceptional 6-month overall survival data in first-line pancreatic cancer patients generated strong interest from leading pharmaceutical companies and top-tier investors, including the visionary investors participating in today’s financing. We are developing an entirely new category of cancer medicines, Deep Cyclic Inhibitors, which we believe represent an important new way to keep cancer patients alive and help them thrive. The proceeds from this financing will help support our ongoing efforts to bring atebimetinib, our Deep Cyclic Inhibitor of MEK in the MAPK pathway, to as many cancer patients as possible as quickly as possible.”

Under the securities purchase agreement, the investors agreed to purchase: (i) an aggregate of 6,329,113 unregistered shares of the company’s Class A common stock at a purchase price of $3.95 per share (or, for certain investors in lieu of Class A common stock, pre-funded warrants to purchase shares of Class A common stock), and (ii) accompanying purchase warrants to purchase an aggregate of 2,848,096 shares of Class A common stock, with each such warrant representing the right to purchase one share of the company’s Class A common stock at an exercise price of $5.50 per share. The pre-funded warrants were issued for a purchase price equating to $3.949 per pre-funded warrant share (which was the per share purchase price for the Class A common stock less the $0.001 per share unfunded exercise price for each pre-funded warrant). The $3.95 per share purchase price for the Company’s Class A common stock represents a premium of approximately 15% as compared to the Company’s last reported closing price on August 20, 2025. The investors will be granted registration rights as part of the transaction. The purchase warrants will be exercisable for a period of five years following the date on which the Class A common stock issued and issuable in the transaction are registered for resale.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About Immuneering Corporation

Immuneering is a clinical-stage oncology company focused on keeping cancer patients alive. The Company is developing an entirely new category of cancer medicines, Deep Cyclic Inhibitors. Immuneering’s lead product candidate, atebimetinib (IMM-1-104), is an oral, once-daily Deep Cyclic Inhibitor of MEK designed to improve durability and tolerability, and expand indications to include MAPK pathway-driven tumors such as most pancreatic cancers. Atebimetinib is currently in a Phase 2a trial in patients with advanced solid tumors including pancreatic cancer. The Company’s development pipeline also includes early-stage programs. For more information, please visit www.immuneering.com.

Forward-Looking Statements

This press release contains forward-looking statements, including within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: our plans to develop, manufacture and commercialize our product candidates; the treatment potential of atebimetinib, alone or in combination with other agents, including modified Gemcitabine/nab-paclitaxel (mGnP); the expected amount and use of proceeds from this financing; and the timing for release of additional results from the Phase 2a portion of the trial for atebimetinib.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risks inherent in oncology drug research and development, including target discovery, target validation, lead compound identification, and lead compound optimization; we have incurred significant losses, are not currently profitable and may never become profitable; our projected cash runway; our need for additional funding and ability to continue as a going concern; our unproven approach to therapeutic intervention; our ability to address regulatory questions and the uncertainties relating to regulatory filings, reviews and approvals; the lengthy, expensive, and uncertain process of clinical drug development, including potential delays in or failure to obtain regulatory approvals; our reliance on third parties and collaborators to conduct our clinical trials, manufacture our product candidates, and develop and commercialize our product candidates, if approved; failure to compete successfully against other drug companies; protection of our proprietary technology and the confidentiality of our trade secrets; potential lawsuits for, or claims of, infringement of third-party intellectual property or challenges to the ownership of our intellectual property; our patents being found invalid or unenforceable; costs and resources of operating as a public company; and unfavorable or no analyst research or reports.

These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2025, and our other reports filed with the U.S. Securities and Exchange Commission, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Gina Nugent

Gina.nugent.external@immuneering.com

Investor Contact:

Laurence Watts

619-916-7620

laurence@newstreetir.com